Exhibit 99.2

INDEPENDENT BANK CORPORATION AND SUBSIDIARIES
Supplemental Data

Non-performing assets (1)
	March 31, 2018	December 31, 2017	September 30, 2017	June 30, 2017	March 31, 2017
	(Dollars in thousands)
Non-accrual loans	$6,629	$8,184	$8,410	$8,542	$9,014
Loans 90 days or more past due and still accruing interest	-	-	-	-	-
Total non-performing loans	6,629	8,184	8,410	8,542	9,014
Other real estate and repossessed assets	1,647	1,643	2,150	2,368	5,257
Total non-performing assets	$8,276	$9,827	$10,560	$10,910	$14,271

As a percent of Portfolio Loans
Non-performing loans	0.32%	0.41%	0.43%	0.47%	0.54%
Allowance for loan losses	1.11	1.12	1.11	1.14	1.20
Non-performing assets to total assets	0.30	0.35	0.38	0.41	0.55
Allowance for loan losses as a percent of non-performing loans	348.03	275.99	255.39	241.00	222.30

(1)	Excludes loans classified as "trouble debt restructured" that are not past due.

Troubled debt restructurings ("TDR")

	March 31, 2018
	Commercial	Retail		Total
	(In thousands)
Performing TDR's	$7,880	$52,022		$59,902
Non-performing TDR's(1)	275	3,454	(2)	3,729
Total	$8,155	$55,476		$63,631

	December 31, 2017
	Commercial	Retail		Total
	(In thousands)
Performing TDR's	$7,748	$52,367		$60,115
Non-performing TDR's(1)	323	4,506	(2)	4,829
Total	$8,071	$56,873		$64,944

(1)	Included in non-performing assets table above.
(2)	Also includes loans on non-accrual at the time of modification until six payments are received on a timely basis.

Allowance for loan losses

	Three months ended March 31,
	2018		2017
	Loans	Unfunded Commitments	Loans	Unfunded Commitments
	(Dollars in thousands)
Balance at beginning of period	$22,587	$1,125	$20,234	$650
Additions (deductions)
Provision for loan losses	315	-	(359)	-
Recoveries credited to allowance	1,014	-	1,129	-
Loans charged against the allowance	(845)	-	(966)	-
Additions included in non-interest expense	-	(114)	-	110
Balance at end of period	$23,071	$1,011	$20,038	$760

Net loans charged against the allowance to average Portfolio Loans	(0.03)%		(0.04)%

Capitalization

	March 31, 2018	December 31, 2017
	(In thousands)
Subordinated debentures	$35,569	$35,569
Amount not qualifying as regulatory capital	(1,069)	(1,069)
Amount qualifying as regulatory capital	34,500	34,500
Shareholders’ equity
Common stock	324,517	324,986
Accumulated deficit	(48,098)	(54,054)
Accumulated other comprehensive loss	(8,502)	(5,999)
Total shareholders’ equity	267,917	264,933
Total capitalization	$302,417	$299,433

Non-Interest Income

	Three months ended
	March 31, 2018	December 31, 2017	March 31, 2017
	(In thousands)
Service charges on deposit accounts	$2,905	$3,208	$3,009
Interchange income	2,246	2,154	1,922
Net gains (losses) on assets
Mortgage loans	2,571	2,876	2,571
Securities	(173)	198	27
Mortgage loan servicing, net	2,221	979	825
Investment and insurance commissions	250	427	468
Bank owned life insurance	256	285	253
Other	1,249	1,317	1,264
Total non-interest income	$11,525	$11,444	$10,339

Capitalized Mortgage Loan Servicing Rights

	Three months ended March 31,
	2018	2017
	(In thousands)
Balance at beginning of period	$15,699	$13,671
Change in accounting	-	542
Balance at beginning of period, as adjusted	$15,699	$14,213
Originated servicing rights capitalized	1,055	778
Change in fair value	1,029	(264)
Balance at end of period	$17,783	$14,727

Mortgage Loan Activity

	Three months ended
	March 31, 2018	December 31, 2017	March 31, 2017
	(Dollars in thousands)
Mortgage loans originated	$158,967	$213,877	$158,081
Mortgage loans sold	106,343	117,941	79,691
Net gains on mortgage loans	2,571	2,876	2,571
Net gains as a percent of mortgage loans sold ("Loan Sales Margin")	2.42%	2.44%	3.23%
Fair value adjustments included in the Loan Sales Margin	0.11	(0.45)	0.20

Non-Interest Expense

	Three months ended
	March 31, 2018	December 31, 2017	March 31, 2017
	(In thousands)
Compensation	$8,930	$8,525	$9,672
Performance-based compensation	2,595	3,055	1,993
Payroll taxes and employee benefits	2,755	2,405	2,482
Compensation and employee benefits	14,280	13,985	14,147
Occupancy, net	2,264	2,070	2,142
Data processing	1,878	1,987	1,937
Furniture, fixtures and equipment	967	927	977
Communications	680	638	683
Loan and collection	677	666	413
Interchange expense	598	287	283
Advertising	441	354	506
Legal and professional fees	378	516	437
FDIC deposit insurance	230	286	198
Merger related expenses	174	284	-
Supplies	165	159	172
Credit card and bank service fees	96	97	191
Amortization of intangible assets	86	86	87
Provision for loss reimbursement on sold loans	11	105	31
Costs (recoveries) related to unfunded lending commitments	(114)	143	110
Net (gains) losses on other real estate and repossessed assets	(290)	(738)	11
Other	1,426	1,284	1,244
Total non-interest expense	$23,947	$23,136	$23,569

Average Balances and Tax Equivalent Rates

	Three Months Ended March 31,
	2018			2017
	Average Balance	Interest	Rate (2)	Average Balance	Interest	Rate (2)
	(Dollars in thousands)
Assets
Taxable loans	$2,060,720	$23,339	4.57%	$1,685,936	$19,824	4.75%
Tax-exempt loans (1)	2,127	18	3.43	4,067	52	5.19
Taxable securities	422,254	2,635	2.50	521,407	2,754	2.11
Tax-exempt securities (1)	78,345	603	3.08	78,044	698	3.58
Interest bearing cash	32,901	82	1.01	66,708	113	0.69
Other investments	15,543	248	6.47	15,543	199	5.19
Interest Earning Assets	2,611,890	26,925	4.15	2,371,705	23,640	4.02
Cash and due from banks	32,135			33,790
Other assets, net	132,961			153,992
Total Assets	$2,776,986			$2,559,487

Liabilities
Savings and interest-bearing checking	$1,094,981	551	0.20	$1,047,114	283	0.11
Time deposits	564,282	1,736	1.25	482,188	1,160	0.98
Other borrowings	64,890	574	3.59	45,004	470	4.24
Interest Bearing Liabilities	1,724,153	2,861	0.67	1,574,306	1,913	0.49
Non-interest bearing deposits	758,643			704,551
Other liabilities	29,606			29,064
Shareholders’ equity	264,584			251,566
Total liabilities and shareholders’ equity	$2,776,986			$2,559,487

Net Interest Income		$24,064			$21,727

Net Interest Income as a Percent of Average Interest Earning Assets			3.71%			3.69%

(1)	Interest on tax-exempt loans and securities is presented on a fully tax equivalent basis assuming a marginal tax rate of 21% in 2018 and 35% in 2017.

(2)	Annualized

Commercial Loan Portfolio Analysis as of March 31, 2018

	Total Commercial Loans
		Watch Credits			Percent of Loan
Loan Category	All Loans	Performing	Non- performing	Total	Category in Watch Credit
	(Dollars in thousands)
Land	$8,108	$59	$-	$59	0.7%
Land Development	9,877	-	-	-	0.0
Construction	33,235	2,402	-	2,402	7.2
Income Producing	304,044	1,517	-	1,517	0.5
Owner Occupied	253,395	19,781	78	19,859	7.8
Total Commercial Real Estate Loans	$608,659	$23,759	78	$23,837	3.9

Other Commercial Loans	$248,758	$16,946	361	$17,307	7.0
Total non-performing commercial loans			$439

Commercial Loan Portfolio Analysis as of December 31, 2017

	Total Commercial Loans
		Watch Credits			Percent of Loan
Loan Category	All Loans	Performing	Non- performing	Total	Category in Watch Credit
	(Dollars in thousands)
Land	$8,559	$60	$9	$69	0.8%
Land Development	9,685	-	-	-	0.0
Construction	51,733	-	-	-	0.0
Income Producing	289,799	1,590	30	1,620	0.6
Owner Occupied	258,888	11,491	170	11,661	4.5
Total Commercial Real Estate Loans	$618,664	$13,141	209	$13,350	2.2

Other Commercial Loans	$234,596	$19,109	437	$19,546	8.3
Total non-performing commercial loans			$646